                                                                   Exhibit 25(b)
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
            ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 105(b)(2)

                                ---------------

                       FIRST TRUST NATIONAL ASSOCIATION
              (Exact Name of Trustee as Specified in the Charter)

                                  36-4046888
                     (I.R.S. Employer Identification No.)

     111 E. WACKER DRIVE, SUITE 3000
            CHICAGO, ILLINOIS                                   60601
(Address of Principal Executive Officer)                      (Zip Code)

                                ---------------

                                MARTHA SANDERS
                       FIRST TRUST NATIONAL ASSOCIATION
                        111 E. WACKER DRIVE, SUITE 3000
                            CHICAGO, ILLINOIS 60601
                           TELEPHONE: (312) 228-9452
          (Name, Address, and Telephone Number of Agent for Service)

                                ---------------

                            FIRST CHICAGO NBD CORP.
              (Exact Name of Obligor as Specified in its Charter)

               DELAWARE                                      38-1984850
    (State or other Jurisdiction of                       (I.R.S. Employer
    incorporation or Organization)                       Identification No.)

        One First National Plaza,
            Chicago, Illinois                                   60670
(Address of Principal Executive Offices)                      (Zip Code)

                         SUBORDINATED DEBT SECURITIES
                        (Title of Indenture Securities)

================================================================================

ITEM 1.  GENERAL INFORMATION.

         FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

         (A) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency, Washington, D.C.

         (B)  Whether it is authorized to exercise Corporate Trust Powers.

         Yes.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH APPLICATION.

         The obligor is not an affiliate of the trustee.

ITEM 3.  VOTING SECURITIES OF THE TRUSTEE.

         FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEE:

                            As of September 26, 1997

                         Col. A                               Col. B
                         ------                               ------
                                                              Amount
                        Title of Class                       Outstanding
           ----------------------------------------          -----------

         Not applicable by virtue of response to Item 13.

ITEM 4.  TRUSTEESHIPS UNDER OTHER INDENTURES.

         IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

         (A)  Title of the Securities outstanding under each such other
Indenture.

         Not applicable by virtue of response to Item 13.

         (B) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the Trusteeship under any such other Indenture, including a statement as to how the Indenture Securities will rank as compared with the Securities issued under such other Indenture.

         Not applicable by virtue of response to Item 13.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

         IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

         Not applicable by virtue of response to Item 13.

ITEM 6.  VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

         FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER AND EXECUTIVE OFFICER OF THE OBLIGOR.

                           As of September 26, 1997

      Col. A            Col. B          Col. C                Col. D
------------------     --------      ------------     ----------------------
                                                       Percentage of Voting
                                        Amount        Securities Represented
                       Title of         Owned           by Amount Given on
   Name of Owner        Class        Beneficially             Col. C
------------------     --------      ------------     ----------------------

Not applicable by virtue of response to Item 13.

ITEM 7.  VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
         OFFICIALS.


         FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER.

                           As of September 26, 1997

      Col. A            Col. B          Col. C                Col. D
------------------     --------      ------------     ----------------------
                                                       Percentage of Voting
                                        Amount        Securities Represented
                       Title of         Owned           by Amount Given on
   Name of Owner        Class        Beneficially             Col. C
------------------     --------      ------------     ----------------------

Not applicable by virtue of response to Item 13.

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

        FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE
TRUSTEE:

                                 As of September 26, 1997

    Col. A            Col. B                Col. C                       Col. D
--------------     ------------    -------------------------     ------------------------
                     Whether
                       the
                    Securities
                       are          Amount owned Beneficially
                    Voting or        or Held as Collateral         Percent of Class
                    Nonvoting       Security for Obligations      Represented by Amount
Title of Class     Securities              in Default                Given in Col. C
--------------     ------------    -------------------------     ------------------------

        Not applicable by virtue of response to Item 13.

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

        IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER
ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                                  As of September 26, 1997

          Col. A                          Col. B                Col. C                       Col. D
---------------------------------      ------------    -------------------------     ------------------------
                                                            Amount owned
                                                         Beneficially or Held           Percent of Class
                                                        as Collateral Security           Represented by
                                          Amount          for Obligations in              Amount Given
Name of Source and Title of Class      Outstanding        Default by Trustee               in Col. C
---------------------------------      ------------    -------------------------     ------------------------


        Not applicable by virtue of response to Item 13.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

        IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES AS A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON.

                                  As of September 26, 1997

          Col. A                          Col. B                Col. C                       Col. D
---------------------------------      ------------    -------------------------     ------------------------
                                                            Amount owned
                                                         Beneficially or Held           Percent of Class
                                                        as Collateral Security           Represented by
                                          Amount          for Obligations in              Amount Given
Name of Source and Title of Class      Outstanding        Default by Trustee               in Col. C
---------------------------------      ------------    -------------------------     ------------------------

        Not applicable by virtue of response to Item 13.

ITEM 11. OWNERSHIP OF HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

                           As of September 26, 1997

         IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

      Col. A             Col B.            Col. C              Col. D
------------------     -----------     --------------     ----------------
                                        Amount Owned
                                        Beneficially
                                          or Paid
                                        as Collateral
                                        Security for      Percent of Class
                                         Obligations       Represented by
Name of Issuer and       Amount          in Default         Amount given
  Title of Class       Outstanding       by Trustee          in Col. C
------------------     -----------     --------------     ----------------

         Not applicable by virtue of response to Item 13.

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

         EXCEPT AS NOTED IN THE INSTRUCTIONS. IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION.

                           As of September 26, 1997

        Col. A                        Col. B                 Col. C
Nature of Indebtedness          Amount Outstanding          Date Due
----------------------          ------------------          --------

         Not applicable by virtue of response to Item 13.

ITEM 13. DEFAULTS BY THE OBLIGOR.

         (A) State whether there is or has been a default with respect to the Securities under this Indenture. Explain the nature of any such default.

         There is not nor has there been a default with respect to the securities under this Indenture.

         (B) If the Trustee is a Trustee under another Indenture under which any other Securities, or Certificates of Interest or participation in any other Securities, of the Obligor are outstanding, or is Trustee for more than one outstanding Series of Securities under the Indenture, state whether there has been a default under any such Indenture or Series, identify the Indenture or Series affected, and explain the nature of any such default.

         There is not nor has there been a default with respect to the securities under this Indenture. The trustee is not a trustee under other indentures under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding.

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

         IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE OR THE TRUSTEES, DESCRIBE EACH SUCH APPLICATION.

         Not applicable by virtue of response to Item 13.

ITEM 15. FOREIGN TRUSTEE.

         IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

         Not applicable.

ITEM 16. LIST OF EXHIBITS.

         LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF
ELIGIBILITY.

         1. A copy of the Articles of Association of First Trust National Association as now in effect, incorporated herein by reference to Exhibit 1 to T-1, Registration No. 333-19025.

         2. A copy of the certificate of authority to commence business, incorporated herein by reference to Exhibit 2 to T-1, Registration No. 33-64175.

         3. A copy of the certificate of authority to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 to T-1, Registration No. 33-64175.

         4. A copy of the existing By-Laws of First Trust National Association as now in effect, incorporated herein by reference to Exhibit 4 to T-1, Registration No. 333-26727.

         5.  Not applicable by virtue of response to Item 13.

         6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 to T-1, Registration No. 33-64175.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith, attached.

         8.  Not applicable.

         9.  Not applicable.

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Trust National Association, a National Banking Association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Chicago, and state of Illinois, as of 26th day of September, 1997.


                                        FIRST TRUST NATIONAL ASSOCIATION


                                        By  /s/  Martha L. Sanders
                                          --------------------------------------
                                                     Martha L. Sanders
                                          Vice President and Assistant Secretary

First Trust National Association        Call Date: 6/30/97        ST-BK: 17-1638        FFIEC 033
400 North Michigan Avenue                                                               Page RC-1
Chicago, IL 60611                       Vendor ID: D              CERT: 34094               9

Transit Number: 09600069

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                       C200 --
                                                                                             Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------
ASSETS
 1.  Cash and balances due from depositary institutions (from Schedule RC-A):         RCON
                                                                                      ----
     a.  Noninterest-bearing balances and coin (1)____________________________________0081....... 53,059       1.a
     b.  Interest-bearing balances (2)________________________________________________0071.......      0       1.b
 2.  Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A)___________________1754.......      0       2.a
     b.  Available-for-sale securities (from Schedule RC-B, column D)_________________1773.......  3,215       2.b
 3.  Federal funds sold and securities purchased under agreements to resell___________1350.......      0       3.
 4.  Loans and lease financing receivables:
     a.  Loans and leases, net of unearned income       RCON
                                                        ----
         (from Schedule RC-C)___________________________2122..................0................................4.a
     b.  LESS: Allowance for loan and lease losses______3123..................0................................4.b
     c.  LESS: Allocated transfer risk reserve__________3128..................0................................4.c
     d.  Loans and leases, net of unearned income, allowance, and reserve
         (item 4.a minus 4.b and 4.c)_________________________________________________2125.......      0       4.d
 5.  Trading assets___________________________________________________________________3545.......      0       5.
 6.  Premises and fixed assets (including capitalized leases)_________________________2145.......    115       6.
 7.  Other real estate owned (from Schedule RC-M)_____________________________________2150.......      0       7.
 8.  Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)_____________________________________________________________2130.......      0       8.
 9.  Customers' liability to this bank on acceptances outstanding_____________________2155.......      0       9.
10.  Intangible assets (from Schedule RC-M)___________________________________________2143....... 49,565      10.
11.  Other assets (from Schedule RC-F)________________________________________________2160.......  3,367      11.
12.  Total assets (sum of items 1 through 11)_________________________________________2170.......109,321      12.

---------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

First Trust National Association    Call Date: 06/30/97         ST-BK: 17-1638          FFIEC  033
400 North Michigan Avenue                                                               Page RC-2
Chicago, IL 60611                   Vendor ID: D                CERT: 34094                10

Transit Number: 09600069

Schedule RC - Continued
                                                                                  Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------
LIABILITIES

13. Deposits:
    a. In domestic offices (sum of totals of                                      RCON
                                                                                  ----
       columns A and C from Schedule RC-E) _______________________________________2200..           0   13.a
                                                                    RCON
                                                                    ----
       (1) Noninterest-bearing (1)__________________________________6631...      0...     ..........   13.a.1
       (2) Interest-bearing ________________________________________6636...      0...     ..........   13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs _________________    ..........
       (1) Noninterest-bearing _______________________________________________________    ..........
       (2) Interest-bearing ___________________________________________________________   ..........
14. Federal funds purchased and securities sold under agreements to repurchase____2800..           0   14.
15. a. Demand notes issued to the U.S. Treasury __________________________________2840..           0   15.a
    b. Trading liabilities _______________________________________________________3548..           0   15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less _____________________________2332..           0   16.a
    b. With a remaining maturity of more than one year through three years _______A547..           0   16.b
    c. With a remaining maturity of more than three years ________________________A548..           0   16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding ______________________2920..           0   18.
19. Subordinated notes and debentures (2) ________________________________________3200..           0   19.
20. Other liabilities (from Schedule RC-G) _______________________________________2930..       2,024   20.
21. Total liabilities (sum of items 13 through 20) _______________________________2948..       2,024   21.
22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ________________________________3838..            0  23.
24. Common stock _________________________________________________________________3230..        1,000  24.
25. Surplus (exclude all surplus related to preferred stock) _____________________3839..      106,712  25.
26. a. Undivided profits and capital reserves ____________________________________3632..     (    415) 26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities ____8434..            0  26.b
27. Cumulative foreign currency translation adjustments __________________________        ...........
28. Total equity capital (sum of items 23 through 27) ___________________________3210..      107,297  28.
29. Total liabilities and equity capital (sum of items 21 and 28) _______________3300..      109,321  29.

MEMORANDUM

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent
    external auditors as of any date during 1996 _________________________________6724..          N/A  M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state charter-ing authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external
    auditors
6 = Compilation of the bank's financial statements by
    external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited life preferred stock and related surplus.